   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
                                                     REGISTRATION NO.333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                             75-2293354
       (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)             Identification No.)

                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                    (Address of principal executive offices)

                           HORIZON HEALTH CORPORATION
                   EMPLOYEES SAVINGS AND PROFIT SHARING PLAN
                            (Full title of the plan)

                                JAMES KEN NEWMAN
                            CHIEF EXECUTIVE OFFICER
                           HORIZON HEALTH CORPORATION
                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                                 (972) 420-8200
           (Name, address and telephone number of agent for service)

                                   COPIES TO:

                          STRASBURGER & PRICE, L.L.P.
                          901 MAIN STREET, SUITE 4300
                              DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN: DAVID K. MEYERCORD, ESQ.

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                    Proposed maximum      Proposed maximum
                                                Amount to be       offering price per    aggregate offering        Amount of
    Title of securities to be registered      registered (1)(2)        share (3)              price (3)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value                100,000 shares        $25.1875                  $2,518,750            $763.26
====================================================================================================================================

(1) Represents the maximum aggregate number of shares of Common Stock that it is anticipated will be purchased by the employee benefit plan described herein.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on September 30, 1997.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference in this Registration Statement by Horizon Health Corporation, a Delaware corporation (the "Registrant"), and Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Savings Plan"):

       (a) the Annual Report on Form 10-K of the Registrant for the fiscal year ended August 31, 1996, as amended by the Form 10-K/A filed with the Securities and Exchange Commission (the "Commission") on July 2, 1997;

       (b) the Quarterly Report on Form 10-Q of the Registrant for the quarter ended November 30, 1996, filed with the Commission on January 8, 1997;

       (c) the Quarterly Report on Form 10-Q of the Registrant for the quarter ended February 28, 1997, filed with the Commission on March 31, 1997;

       (d) the Current Report on Form 8-K of the Registrant dated January 31, 1997 and filed with the Commission on May 8, 1997;

       (e) the Quarterly Report on Form 10-Q of the Registrant for the quarter ended May 31, 1997, filed with the Commission on July 14, 1997;

       (f) the Current Report on Form 8-K of the Registrant filed with the Commission on August 25, 1997 and dated August 11, 1997;

       (g) the description of the Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant contained in Item 1 of the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the Common Stock, as declared effective on March 13, 1995 (File No. 1-13626), including all amendments or reports filed for the purpose of updating such description; and

       (h) the description of the Rights to Purchase Common Stock of the Registrant contained in Item 1 of the Registration Statement on Form 8-A/12G filed pursuant to Section 12 of the Exchange Act, relating to the Rights to Purchase Common Stock, as declared effective on February 18, 1997 (File No 000-22123), including all amendments or reports filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute a part of this Registration Statement. Any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Bylaws, agreement, resolution of stockholders or directors, or otherwise.

       The Certificate of Incorporation further provides that, pursuant to Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the Federal securities laws.

       The stock option plans, as amended, of the Registrant generally provide that no member of the Board of Directors of the Registrant or any member of the committee administering such plans shall be liable for any act, omission or determination taken or made in good faith with respect to the plans or any option granted thereunder. The plans further generally provide that members of the Board of Directors and such committee shall be entitled to indemnification and reimbursement by the Registrant in respect of any claim, loss, damage or expense (including attorneys' fees, the cost of settling any suit, provided such settlement is approved by independent legal counsel selected by the Registrant, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

       The Savings Plan provides that the Savings Plan Administrator and Trustee will be entitled to reimbursement by the Registrant for any costs, attorney's fees and other expenses incurred in connection with a claim, suit or other proceeding regarding the Savings Plan or the Trust except to the extent that (a) the Savings Plan Administrator or the Trustee is adjudged to have been grossly negligent, to have acted in bad faith or to have acted with intentional misconduct or (b) the settling of a claim in excess of an amount approved by the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.       EXHIBITS.

EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant filed with the Commission and dated August 11, 1997 (the "Form 8-K Filing").

3.2 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 as filed with the Commission on February 16, 1995 to the Company's Registration Statement on Form S-1 as filed with the Commission on January 6, 1996, Registration No. 33-88314).

4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form 8-K Filing).

4.2 Rights Agreement dated as of February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of the Registrant, Registration Number 000-22123, as filed with the Commission on February 7, 1997).

4.3 Defined Contribution Master Plan and Trust Agreement and Adoption Agreement #011 Nonstandardized Code Section 401(k) Profit Sharing Plan between Horizon Health Corporation and Texas Commerce Bank National Association (filed herewith).

4.4 Amendment No. 3 to Horizon Health Corporation Employees Savings and Profit Sharing Plan (filed herewith).

5.1 Favorable determination letter issued by the Internal Revenue Service ("IRS") with respect to the Savings Plan on June 4, 1997 (filed herewith).

23.1          Consent of Price Waterhouse LLP (filed herewith).

24.1 Power of Attorney (contained on signature page of this Registration Statement).

       The undersigned Registrant hereby undertakes that it has submitted or will submit in a timely manner to the IRS the Savings Plan and all amendments thereto made since the date of its most recent determination letter from the IRS and has made or will make all changes required by the IRS in order to qualify the Savings Plan as so amended.

ITEM 9.       UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            Provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  (Remainder of page intentionally left blank)

                                   SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on September 29, 1997.


                                                  HORIZON HEALTH CORPORATION


                                                  By: /s/ James Ken Newman
                                                      --------------------------
                                                         James Ken Newman
                                                         Chief Executive Officer


                                POWER OF ATTORNEY

       Each individual whose signature appears below constitutes and appoints James Ken Newman and James W. McAtee, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

 SIGNATURE                                CAPACITY                                     DATE
 ---------                                --------                                     ----
 /s/ James Ken Newman                     Director; Chairman of the Board and Chief    September 29, 1997
 ------------------------------------     Executive Officer
         James Ken Newman

 /s/ James W. McAtee                      Director; Executive Vice President,          September 29, 1997
 ------------------------------------     Principal Financial Officer and Treasurer
         James W. McAtee

 /s/ Cliff W. Gardner                     Vice President-Controller; Financial         September 29, 1997
 ------------------------------------     Accounting Officer
         Cliff W. Gardner

 /s/ Jack R. Anderson                     Director                                     September 29, 1997
 ------------------------------------
         Jack R. Anderson

 /s/ George E. Bello                      Director                                     September 19, 1997
 ------------------------------------
         George E. Bello

                                          Director                                     September __, 1997
 ------------------------------------
         James E. Buncher

 /s/ Howard B. Finkel                     Director                                     September 19, 1997
-------------------------------------
         Howard B. Finkel

 /s/ William H. Longfield                 Director                                     September 29, 1997
-------------------------------------
         William H. Longfield

 /s/ Keith B. Pitts                       Director                                     September 29, 1997
-------------------------------------
         Keith B. Pitts

 /s/ Donald E. Steen                      Director                                     September 29, 1997
-------------------------------------
         Donald E. Steen

       THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on September 29, 1997.



                                       HORIZON HEALTH CORPORATION EMPLOYEES
                                       SAVINGS AND PROFIT SHARING PLAN

                                       By: Horizon Health Corporation, as Plan
                                           Administrator



                                           By: /s/ James W. McAtee
                                              ----------------------------------
                                                  Its: Executive Vice President
                                                  ------------------------------

                               INDEX TO EXHIBITS




EXHIBIT
  NO.                  DESCRIPTION
-------                -----------
3.1           Amended and Restated Certificate of Incorporation of the
              Registrant, as amended (incorporated herein by reference to
              Exhibit 3.1 to the Registrant's Current Report on Form 8-K of the
              Registrant as filed with the Commission on August 25, 1997 (the
              "Form 8-K Filing").

3.2 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 as filed with the Commission on February 16, 1995 to the Company's Registration
              Statement on Form S-1 as filed with the Commission on January 6, 1995, Registration No. 33-88314).

4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form 8-K Filing).

4.2           Rights Agreement dated as of February 6, 1997, between the
              Registrant and American Stock Transfer & Trust Company, as Rights
              Agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of the Registrant,
              Registration Number 000-22123, as filed with the Commission on February 7, 1997).

4.3           Defined Contribution Master Plan and Trust Agreement and Adoption
              Agreement #011 Nonstandardized Code Section 401(k) Profit Sharing
              Plan between Horizon Health Corporation and Texas Commerce Bank
              National Association (filed herewith).

4.4 Amendment No. 3 to Horizon Health Corporation Employees Savings and Profit Sharing Plan (filed herewith).

5.1           Favorable determination letter issued by the Internal Revenue
              Service ("IRS") with respect to the Savings Plan on June 4, 1997
              (filed herewith).

23.1          Consent of Price Waterhouse LLP (filed herewith).

24.1 Power of Attorney (contained on signature page of this Registration Statement).
